Officer Motor Vehicle Policy


Purpose

This policy provides for the assignment of an automobile to those officers who have a continuous need for business transportation to direct the activities of their subordinates and to otherwise conduct company business. It is also in the Corporation's best interests for its officers to be involved in community activities including certain civic and social affairs, and automobiles are provided to the officers to facilitate participation in these activities. There may be occasions where the appropriate driver is the officer's duly licensed spouse.

Automobiles may be purchased or leased, at the discretion of the employing company. The assigned company motor vehicle support group will be responsible for the maintenance of the automobile on a routine basis. A vehicle credit card will be provided to the officer to facilitate the purchase of gas and oil during extended trips.


Tax Considerations

The procedures contained in this document constitute a reasonable approach to the requirement of the tax laws as we understand them at this time. Revisions to the IRS regulations or changes in the laws themselves could cause further changes in these procedures.

Internal Revenue Service (IRS) regulations currently require an employer to include in an employee's taxable income the value of personal use of an employer provided motor vehicle. Business deductions and tax credits for automobiles used less them 100% for "qualified business use" are available only in proportion to business usage. "Qualified business use" includes personal use by employees when the "fair value" of such use is treated as compensation.

Accordingly, income will be imputed to each officer on an annual basis in accordance with the Annual Lease Value special rule established by the IRS. For the purpose of this plan, the annual reporting period is defined as November 1 of the prior year through October 31 of the current year. The annual lease value determination will be made during November of the current year with resulting taxable compensation imputed to the officer prior to year-end. Generally, lease value is determined by the age, make, model and purchase price of the vehicle.

To facilitate proper tax treatment, the annual lease value for each automobile will be prorated among the three categories, based upon each category's respective mileage as a percent of the total miles driven during that reporting period. Each category's portion of the annual lease value will receive the following tax treatment:

  Out-of-town Business: Trips of a business nature which exceed 50 miles from the officer's residence will be categorized as business mileage. The prorated annual lease value associated with this category will be considered as a fully deductible business expense for the employing company. No taxable compensation will accrue to the employee for substantiated out-of-town business trips.

  Out-of-town Personal: Trips of a personal nature which exceed 50 miles from the officer's residence will be categorized as out-of-town personal mileage. The prorated annual lease value associated with this category will be treated as taxable compensation to the employee.
  There will be no gross-up of these amounts for applicable taxes. The employee will be responsible for any resulting tax obligations associated with these amounts.

  In-town Personal: The remaining mileage driven during the reporting period (excluding reported business and out-of-town personal mileage) will be categorized as in-town personal mileage. In all instances, the daily commuting between the officer's residence and his/her primary officer location will be included in this category, regardless of the distance between these two locations. The prorated annual lease value associated with this category will be treated as taxable compensation to the employee. These amounts will be grossed-up for applicable taxes and appropriate payroll withholdings applied.


Reporting Requirements

In order to minimize required record keeping on the part of both the company and the officer, the following reporting procedures have been developed. It is crucial that these procedures be followed in order to retain for the company any tax benefits for motor vehicle expenses associated with officer vehicles.

Exhibit A, Report of Monthly Officer Data, should be used to log and report each out-of-town trip made during the course of the month, whether of a business or personal nature. An "out-of-town" trip is defined as one which is at lease 50 miles one-way from the officer's primary residence. Round trips may be reported as a single line item for simplicity. A brief business description must be provided in the appropriate field. Personal trips should be so noted. If no out-of-town trips occur, the report should be marked "NOTHING TO REPORT" for documentation purposes.

The completed report should be forwarded by the 10th of the following month to:

               Executive Payroll Office
               15B04 Campanile
               1155 Peachtree Street NE
               Atlanta, GA  30367-6000

A copy should be retained by the officer's secretary in the event the original is lost.

It is the responsibility of the motor vehicle maintenance organization in each company to record the odometer readings of each officer vehicle at the beginning and end of the annual reporting period and at the time of acquisition or disposition of the vehicle, if appropriate. Should a single vehicle be assigned to more than one officer during the course of the year, an interim odometer reading should be taken at the time of transfer between the two officers to ensure proper income applications.

A detailed listing by vehicle of the odometer readings, along with the name of the officer to which the vehicle was assigned and the period of assignment, must be reported by the 5th workday of November to:

               BellSouth Corporate Tax Office
               15K09 Campanile
               1155 Peachtree Street NE
               Atlanta, GA  30367-6000

Upon receipt, the Corporate Tax Office is responsible for computing the annual lease value to be applied to each vehicle and forwarding these amounts along with other pertinent information to the Executive Payroll Office by November 15.

The Executive Payroll Office is responsible for categorizing the mileage reported by each officer and developing the proration factors to be applied to the annual lease value for each category. The Executive Payroll Office is also responsible for ensuring that the appropriate tax treatment is afforded the officer with respect to the income resulting from the automobiles assigned to him/her during the reporting period. Exhibit B provides an example of the proration, gross-up and tax withholding processes.


                                                   Exhibit A

               REPORT OF MONTHLY OFFICER DATA



OFFICER NAME: ________                FOR:   ___________________
                                             (Month)      (Year)

Prepared by: ___________              Telephone:________________



MOTOR VEHICLE INFORMATION (Report business or personal trips exceeding 50 miles one-way from officer's residence)

VEHICLE NUMBER  ____________________________


 DATE    FROM      TO        BUSINESS REASON       MILES
                                                   DRIVEN




            Total Business Miles Reported   ______________

 Total Out-of-town Personal Miles Reported  ______________




LICENSE FEE EXEMPTIONS (Report number of days worked outside jurisdiction)

CITY OF BIRMINGHAM, AL  _____  JEFFERSON COUNTY, AL   ___________




EXCEPTION TIME REPORTING   (Report number of hours worked
during month on specified activity)

 GRASS ROOTS  ____________ OTHER:_______________________________
                 (hours)                (description)


 FED PAC   ____________ OTHER:__________________________________
                 (hours)                (description)

                                                   Exhibit B

                OFFICER MOTOR VEHICLE POLICY
   WORKSHEET FOR COMPUTING IMPUTED INCOME, WITHHOLDING AND
                          GROSS-UPS

NAME                YEAR
________________________ _________

1 DEVELOPMENT OF PRORATION FACTORS
 .
  a.  Annual Lease Value (from BellSouth    $4,850.00
       Tax Office)
  b.  Odometer at beginning of period       12,650  see Note a.
       (Nov 1 of prior year)
  c.  Odometer at end of period (Oct 31     24,773  see Note a.
       of current year)
  d.  Total miles during annual reporting   12,123  see Note a.
       period (line 1c - line 1b)
  e.  Total out-of-town business miles       2,000
       from logs
  f.  Total out-of-town personal miles         252
       from logs
  g.  Total in-town personal miles (line     9,871
       1d - line 1e - line 1f)

2 DEVELOPMENT OF IMPUTED INCOME FOR OUT-OF-TOWN PERSONAL
  a.  Prorata share of annual lease value   100.82
       includible in income
       (line 1a * line 1f / line 1d)
  b.  Additional includible at $.055 per     13.86
       mile (line 1f * $.055)
  c.  Total imputed income for out-of-      114.68
       town personal  (line 2a + line 2b)

3 DEVELOPMENT OF IMPUTED INCOME FOR IN-TOWN PERSONAL
  a.  Prorata share of annual lease value   3,949.05
       includible in income
       (line 1a * line 1g / line 1d)
  b.  Additional includible at $.055 per    542.91
       mile (line 1g * $.055)
  c.  Total imputed income for in-town      4,491.96
       personal (line 3a + line 3b)

4 DEVELOPMENT OF GROSS-UP FOR IN-TOWN PERSONAL
  Rates:
    r1=Federal     Highest expected rate    33.93%
                   for federal
    r2=FICA-OASDI  For Gross-up (FICA        0.00%
                   max will not be met)
    r3=FICA-HI     For Gross-up (FICA max    0.00%
                   will not be met)
    r4=FICA-OASDI  For Withholding           0.00%  see Note b.
                   (FICA max will be met)
    r5=FICA-HI     For Withholding (FICA     0.00%  see Note b.
                   max will be met)
    r6=State       Highest rate for state    5.00%
    r7=Local 1     Highest rate for          0.00%
                   jurisdiction
    r8=Local 2     Highest rate for          0.00%
                   jurisdiction
  a.  Gross-up factor   [100% / (100% -     1.6375
      r1 - r2 - r3 - r6 - r7 - r8)]
  b.  Total imputed income (line 3c *       7,355.58
      line 4a)
  b.  Federal income tax grossed-up and     2,639.02
      withheld (r1 * line 3c)
  c.  FICA-OASDI grossed-up and withheld        0.00
      (r2 * line 3c)
  d.  FICA-HI grossed-up and withheld           0.00
      (r3* line 3c)
  c.  FICA-OASDI withholding only (r4 *         0.00
      line 3c)
  d.  FICA-HI withholding only (r5 * line       0.00
      3c)
  e.  State income tax grossed-up and         224.60
      withheld (r6 * line 3c)
  f.  Local 1 income tax grossed-up and         0.00
      withheld (r7 * line 3c)
  g.  Local 2 income tax grossed-up and         0.00
      withheld (r8 * line 3c)
  h.  Total taxes withheld (sum lines 4a    2,863.62
      through 4g)

NOTES:
a. For 1986 and later years, the annual reporting period begins with November 1 of the preceding year and ends October 31 of the current year.
b. FICA taxes must be withheld if FICA wage maximum has not been reached. No gross-up will be applied if it is expected that the FICA maximum will be reached by year-end.